UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

DA32 Life Science Tech Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware`	86-3352988
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

345 Park Avenue South, 12th Floor New York, New York	10010
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A common stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-257679

Securities to be registered pursuant to Section 12(g) of the Act: N/A

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the Class A common stock, par value $0.0001 per share of DA32 Life Science Tech Acquisition Corp. (the “Registrant”). The description of the Class A common stock set forth under the heading “Description of Securities” in the Registrant’s prospectus forming a part of its Registration Statement on Form S-1 (File No. 333-257679), originally filed with the U.S. Securities and Exchange Commission on July 2, 2021, as thereafter amended and supplemented from time to time (the “Registration Statement”), to which this Form 8-A relates is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement and are incorporated herein by reference:

3.1	Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-257679), filed with the U.S. Securities and Exchange Commission on July 2, 2021).

3.2	Form of Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-257679), filed with the U.S. Securities and Exchange Commission on July 2, 2021).

4.1	Specimen Class A Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-257679), filed with the U.S. Securities and Exchange Commission on July 2, 2021).

10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (Incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-257679), filed with the U.S. Securities and Exchange Commission on July 2, 2021).

10.2	Form of Registration Rights Agreement among the Registrant, DA32 Sponsor LLC and the Holders signatory thereto (Incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-257679), filed with the U.S. Securities and Exchange Commission on July 2, 2021).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DA32 LIFE SCIENCE TECH ACQUISITION CORP.

Date: July 27, 2021	By:	/s/ Steve Kafka
Name: Steve Kafka
Title: Chief Executive Officer